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                                                                  Exhibit 4.22

            JOINDER AND FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

     This Joinder and First Amendment to Investor Rights Agreement (this "AGREEMENT") is dated as of June 4, 2002 and is by and among Electric City Corp., a Delaware corporation (the "COMPANY"), Newcourt Capital USA Inc., a Delaware corporation, Newcourt Capital Securities, Inc., a Delaware corporation, EP Power Finance L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P., a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company, Leaf Mountain Company, LLC, an Illinois limited liability company and Richard P. Kiphart, an individual.

                              W I T N E S S E T H:

     WHEREAS, the parties hereto other than Richard P. Kiphart are parties to that certain Investor Rights Agreement dated as of July 31, 2001 (as in effect on the date hereof, the "EXISTING AGREEMENT"); and

     WHEREAS, Richard P. Kiphart and the Company are parties to that certain Securities Purchase Agreement, dated as of May 31, 2002 (as it may be amended from time to time, the "SERIES C SECURITIES PURCHASE AGREEMENT"), whereby the Company has agreed to sell and Mr. Kiphart has agreed to purchase shares of the Company's Series C Preferred Stock (as herein defined) together with shares of the Company's Common Stock (as defined in the Existing Agreement) and warrants to purchase additional shares of Series C Preferred Stock and warrants to purchase additional shares of Common Stock; and

     WHEREAS, it is a condition precedent to the obligation of Richard P. Kiphart to purchase such shares of Series C Preferred Stock and Common Stock and such warrants that the parties hereto enter into this Agreement and the Company and the other parties hereto are agreeable to the same;

     NOW, THEREFORE, the Parties agree as follows:

     1. DEFINITIONS. All terms capitalized but not defined herein shall have the meaning attributable to such terms in the Existing Agreement, except where the context otherwise requires.

     2. AMENDMENT OF EXISTING AGREEMENT. The Existing Agreement is hereby amended as follows:

     A.   The following new defined terms are added to the definitions in
Section 1.1:

          "SERIES A INVESTORS" means, collectively, Newcourt Capital USA Inc., a Delaware corporation, EP Power Finance L.L.C., a Delaware limited liability company, Morgan Stanley Dean Witter Equity Funding, Inc., a Delaware corporation, Originators Investment Plan, L.P., a Delaware limited partnership, Duke Capital Partners, LLC, a Delaware limited liability company, and Leaf Mountain Company, LLC, an Illinois limited liability company. "SERIES A INVESTOR" means any of such entities.

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          "SERIES C INVESTOR" means Richard P. Kiphart.

          "SERIES C PREFERRED STOCK" means shares of the Company's Series C Convertible Preferred Stock, par value $0.01 per share, issued pursuant to the Series C Securities Purchase Agreement, or issued pursuant to the Series C Preferred Stock Warrants, or issued as dividends upon shares of the Series C Preferred Stock issued pursuant to the Series C Securities Purchase Agreement or the Series C Preferred Stock Warrants.

          "SERIES C PREFERRED STOCK WARRANTS" means the warrants issued to certain of the Investors to purchase 50,000 shares of Series C Preferred Stock as evidenced by that certain warrant certificate, of even date herewith, issued by the Company to the Series C Investor, as it may be amended from time to time, with the consent of the Series A Investors.

          "SERIES C SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated as of May 31, 2002 between the Series C Investor and the Company, as it may be amended from time to time with the consent of the Series A Investors.

     B. The definition of Common Stock Warrants is amended and restated in its entirety as follows:

          "COMMON STOCK WARRANTS" means (a) the warrants issued to the Series A Investors pursuant to the Securities Purchase Agreement and the Additional Purchase Agreement, as each may be amended from time to time, and (b) the warrants to purchase up to 281,250 shares of Common Stock issued to the Series C Investor pursuant to the Series C Securities Purchase Agreement, as amended from time to time.

     C. The definition of Eligible Securities is amended and restated in its entirety as follows:

          "ELIGIBLE SECURITIES" means (i) the shares of Common Stock issued or issuable upon the conversion of the Series A Preferred Stock issued or issuable pursuant to the Securities Purchase Agreement or the Additional Purchase Agreement or issued or issuable upon exercise of the Series A Preferred Stock Warrants and conversion of the Series A Preferred Stock issued or issuable pursuant to such exercise; (ii) the shares of Common Stock issued or issuable upon the conversion of the Series C Preferred Stock issued or issuable pursuant to the Series C Securities Purchase Agreement or issued or issuable upon exercise of the Series C Preferred Stock Warrants and conversion of the Series C Preferred Stock issued or issuable pursuant to such exercise; (iii) the shares of Common Stock issued pursuant to Securities Purchase Agreement; (iv) the shares of Common Stock issued pursuant to the Series C Securities Purchase Agreement; (v) the shares of Common Stock issued or issuable upon exercise of the Common Stock Warrants or upon exercise of the Placement Agent Warrants; and (vi) any other shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to or in exchange for or in replacement of, the shares described in clauses (i), (ii), (iii), (iv), (v) and this clause (vi); PROVIDED, HOWEVER, that the foregoing definition shall exclude in all

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     cases any Eligible Securities sold by a Holder in a transaction in which its rights under this Agreement are not also assigned; and PROVIDED FURTHER that any Eligible Securities sold pursuant to Rule 144 or sold in a registered public offering that has been declared effective shall no longer be Eligible Securities hereunder.

     D. The definition of Investors is amended and restated in its entirety as follows:

          "INVESTORS" means the Series A Investors, the Placement Agent and the Series C Investor, collectively, and "INVESTOR" means any of them.

     E. The definition of Parties is amended and restated in its entirety as follows:

          "PARTIES" means the Series A Investors, the Placement Agent, the Series C Investor and the Company, collectively, and "PARTY" means any of them.

     F. Clause (d) of Section 3.1 is amended and restated in its entirety as follows:

          (d) The right of first offer in this Section 3.1 shall not be applicable (i) to the issuance or sale of Common Stock (or options therefore) to employees, consultants and directors pursuant to plans or agreements approved by the Board of Directors for the purpose of soliciting or retaining their services, (ii) to the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, (iii) to Common Stock issued upon conversion of the Series A Preferred Stock or the Series C Preferred Stock or the exercise of the Common Stock Warrants or the Placement Agent Warrants, (iv) to the Series A Preferred Stock issued upon the exercise of Series A Preferred Stock Warrants or the Series C Preferred Stock issued upon the exercise of the Series C Preferred Stock Warrants, (v) to the issuance of securities pursuant to options, warrants, notes or other rights to acquire securities of the Company which were outstanding on July 31, 2001, (vi) to a Qualified Primary Offering, (vii) to the issuance of Series A Preferred Stock and Series A Preferred Stock Warrants pursuant to the Additional Purchase Agreement in compliance with Section 2.3 of the Securities Purchase Agreement, or (viii) to stock splits, stock dividends or like transactions.

     G. Clause (ii) of Section 4.2 is amended and restated in its entirety as follows:

          (ii) If to an Investor: at the address set forth in the Securities Purchase Agreement, the Additional Purchase Agreement or the Series C Securities Purchase Agreement, as applicable.

     H.   Schedule I is amended and restated in its entirety as follows:

                             SCHEDULE I - INVESTORS

     Newcourt Capital USA Inc.
     Newcourt Capital Securities, Inc.
     EP Power Finance, L.L.C.
     Morgan Stanley Dean Witter Equity Funding, Inc.

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     Originators Investment Plan, L.P.
     Duke Capital Partners, LLC
     Leaf Mountain Company, LLC
     Richard P. Kiphart

     3. JOINDER. Each of the parties to this Agreement hereby agrees that from and after date hereof Richard P. Kiphart shall be a party to and be bound by the Investor Rights Agreement, as amended by this Agreement, as an Investor and a Holder thereunder (as such terms are defined therein).

     4. REPRESENTATIONS. Each party to this Agreement hereby represents and warrants to each of the other parties to this Agreement that this Agreement has been duly executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. Richard P. Kiphart hereby acknowledges that he has received a copy of the Investor Rights Agreement.

     5.   MISCELLANEOUS.

     (a) All terms, covenants, agreements, representations, warranties and undertakings in this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

     (b) Changes in or additions to this Agreement may be made or compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived, only in accordance with the provisions of the Investor Rights Agreement, as amended hereby.

     (c) This Agreement shall be governed and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws principles thereof.

     (d) This Agreement may be executed in counterparts, each of which shall together constitute one and the same instrument.

     (e) The section and paragraph headings herein are for convenience only and shall not effect the construction hereof.

     (f) The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

[Balance of page intentionally left blank; signature page follows.]

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

COMPANY                                    HOLDERS

ELECTRIC CITY CORP.,                       NEWCOURT CAPITAL USA INC.,
a Delaware corporation                     a Delaware corporation


By: /s/ John Mitola                        By:  /s/ Guy A. Piazza
   --------------------------------           --------------------------------
Name:  John Mitola                         Name:    Guy A. Piazza
Title: Chief Executive Officer                  ------------------------------
                                           Title:   Senior Vice President
                                                 -----------------------------


                                           EP POWER FINANCE, L.L.C.,
                                           a Delaware limited liability company


                                           By:  /s/ Gar Seifullin
                                              --------------------------------
                                           Name:    Gar Seifullin
                                                ------------------------------
                                           Title:   Managing Director
                                                 -----------------------------


                                           MORGAN STANLEY DEAN WITTER
                                           EQUITY FUNDING, INC., a Delaware
                                           corporation


                                           By:  /s/ James M. Wilmott
                                              --------------------------------
                                           Name:    James M. Wilmott
                                                ------------------------------
                                           Title:   Vice President
                                                 -----------------------------


                                           ORIGINATORS INVESTMENT PLAN,
                                           L.P., a Delaware limited partnership


                                           By:  MSDW OIP Investors, Inc., its
                                                general partner


                                           By:  /s/ James M. Wilmott
                                              --------------------------------
                                           Name:    James M. Wilmott
                                                ------------------------------
                                           Title:   Vice President
                                                 -----------------------------

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                                           DUKE CAPITAL PARTNERS, LLC,
                                           a Delaware limited liability company


                                           By:  /s/ Gerald J. Stalun
                                              --------------------------------
                                           Name:    Gerald J. Stalun
                                                ------------------------------
                                           Title:   EVP & Managing Director
                                                 -----------------------------


                                           NEWCOURT CAPITAL SECURITIES,
                                           INC., a Delaware corporation

                                           By:  /s/ Guy A. Piazza
                                              --------------------------------
                                           Name:    Guy A. Piazza
                                                ------------------------------
                                           Title:   Managing Director
                                                 -----------------------------


                                           LEAF MOUNTAIN COMPANY, LLC,
                                           an Illinois limited liability company


                                           By:  /s/ John J. Jiganti
                                              --------------------------------
                                           Name:    John J. Jiganti
                                                ------------------------------
                                           Title:   Manager
                                                 -----------------------------


                                           /s/ Richard P. Kiphart
                                           -----------------------------------
                                           Richard P. Kiphart

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